FOR IMMEDIATE RELEASE	CONTACT:	Jennifer Miller
DoubleClick Inc.
212.381.5705
jmiller@doubleclick.net

DOUBLECLICK HIRES LAZARD FRERES & CO. TO EXPLORE STRATEGIC OPTIONS FOR ITS BUSINESS

NEW YORK, October 31, 2004 — DoubleClick Inc. (Nasdaq: DCLK), a leading provider of solutions for advertising agencies, web publishers and marketers, today announced that it has retained Lazard Frères & Co. to explore strategic options for the business in order to achieve greater shareholder value, including a sale of part or all of its businesses, recapitalization, extraordinary dividend, share repurchase or a spin-off.

About DoubleClick

DoubleClick is the leading provider of solutions for advertising agencies, marketers, and web publishers to plan, execute, and analyze their marketing programs. DoubleClick’s marketing solutions (online advertising, search engine marketing, affiliate marketing, email marketing, database marketing, data management, and marketing resource management) help clients yield the highest return on their marketing dollar. In addition, the company’s marketing analytics tools help clients measure performance within and across channels. DoubleClick Inc. has global headquarters in New York City and maintains 22 offices around the world.

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